Exhibit 24



                         ELIZABETHTOWN WATER COMPANY

                              POWER OF ATTORNEY


          Each of the directors of Elizabethtown Water Company whose signatures appear below does hereby constitute and appoint ANDREW M. CHAPMAN, GAIL P. BRADY and WALTER M. BRASWELL, Esq., and each of them severally, as his or her true and lawful attorney-in-fact to execute in his or her name and on his or her behalf, in any and all capacities, a Registration Statement on Form S-3 to be filed pursuant to the Securities Act of 1933 in connection with the Registration of up to $27,000,000 aggregate par value of Cumulative Preferred Stock and/or Cumulative Preferred Stock--$25 Par, and any and all pre- and post-effective amendments thereto and other documents relating thereto, and to file the same and such other documents as may be necessary with the Securities and Exchange Commission. Each of said attorney-in-fact shall have power to act hereunder with or without the other.

          IN WITNESS WHEREOF, each of the undersigned has duly executed this instrument in the capacity and on the date indicated.




/s/ ROBERT W. KEAN, JR.       January 13, 1994
Robert W. Kean, Jr.
Director



/s/ BRENDAN T. BYRNE          January 13, 1994
Brendan T. Byrne
Director



/s/ THOMAS J. CAWLEY          January 13, 1994
Thomas J. Cawley
Director



/s/ ANNE EVANS GIBBONS        January 13, 1994
Anne Evans Gibbons
Director


/s/ JOHN KEAN                 January 13, 1994
John Kean
Director



/s/ ROBERT W. KEAN, III       January 13, 1994
Robert W. Kean, III
Director



/s/ ARTHUR P. MORGAN          January 13, 1994
Arthur P. Morgan
Director


/s/ BARRY T. PARKER           January 13, 1994
Barry T. Parker
Director



/s/ HENRY S. PATTERSON, II   January 13, 1994
Henry S. Patterson, II
Director



/s/ HUGO M. PFALTZ, JR.       January 13, 1994
Hugo M. Pfaltz, Jr.
Director



/s/ CHESTER A. RING, 3rd      January 13, 1994
Chester A. Ring, 3rd
Director